Exhibit 10.9

The Marex Group Limited

Employee Share Purchase Plan 2007

2007

Amended by the Board on 10 April 2024, conditional upon the initial public offering of the Company’s Shares on Nasdaq

THE MAREX GROUP LIMITED EMPLOYEE SHARE PURCHASE PLAN

THE MAREX GROUP LIMITED EMPLOYEE SHARE PURCHASE PLAN

1.	DEFINITIONS

In these Rules (unless the context otherwise requires) the following words and phrases have the following meanings:

“Act” means the Income Tax (Earnings and Pensions) Act 2003;

“Articles” means the Articles of Association of the Company from time to time;

“Associated Company” has the meaning given to it in section 416 of the Income and Corporation Taxes Act 1988;

“Award” means a right to acquire Shares granted in accordance with Rule 3;

“Board” means the board of directors from time to time of the Company (or the directors present at a duly convened meeting of such board) or a duly authorised committee of the board;

“Commencement Date” means the date on which the Plan is approved by the Board;

“Committee” means a duly authorised committee of the Board;

“Company” means Marex Group Limited;

“Control” has the meaning given to it by section 719 of the Act;

“Date of Grant” means the date on which the Board grants an Award in accordance with Rule 3.1;

“Eligible Employee” means any employee (including a director) of any Member of the Group who is required to devote substantially the whole of his working time to his employment or office who has been selected by the Board to participate in the Plan;

“Employer’s NICs” means secondary Class I national insurance contributions;

“Employing Company” means the Company or any Member of the Group or any Associated Company of the Company by which the Participant is or, where the context so admits, was employed;

“Employment” means office or employment with any Member of the Group;

“Financial Year” has the meaning given to it in section 223 of the Companies Act 1985;

“Group” means the Company and its Subsidiaries from time to time;

“Internal Reorganisation” means any compromise, arrangement or offer which, in the reasonable opinion of the Board, having regard to the shareholdings in the Company and any acquiring company before and after the compromise, arrangement or offer and/or the consideration given for the acquisition of the Shares and/or any other matter which it considers relevant, is in the nature of an internal reorganisation or reconstruction of the Company;

“IPO” has the same meaning as in the Articles;

“Member of the Group” means the Company or any one of its Subsidiaries from time to time;

“Nasdaq” means the Nasdaq Global Select Market;

“Participant” means any individual who holds a Subsisting Award or (where the context admits) the personal representative(s) of any such individual;

“Plan” means this plan as governed by the Rules;

“Rules” means these rules as from time to time amended in accordance with their provisions by the Board;

“Sale” has the same meaning as in the Articles;

“Section 431 Election” means a valid section 431 notice executed by the Participant and the Company pursuant to section 431(1) of the Act;

“Share” means a fully paid ordinary share in the capital of the Company (or any other instrument representing the same);

“Subsidiary” means a company which is both under the Control of the Company and is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985);

“Subsisting Award” means an Award which has neither lapsed nor vested;

“Tax Liability” means an amount sufficient to satisfy all United Kingdom and/or other taxes, duties, social security or national insurance contributions (including any Employer’s NICs which are the subject of an agreement or election under Rule 3.4) or any other amounts which are required to be withheld or accounted for by a Participant’s Employing Company, the Company, any Associated Company of the Company or the Trustees in connection with the grant, holding and/or exercise of an Award and/or any stamp duty payable in connection with the transfer of Shares to a Participant;

“Trustees” means the trustees of any trust established by the Company or any other Member of the Group for the benefit of directors and/or employees of any Member of the Group;

“Unvested Shares” means such Shares subject to a Subsisting Award which have not become Vested Shares;

“Vested Shares” means that number of Shares subject to a subsisting Award in respect of which the Award has vested under Rule 6.1.

Where the context so admits the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted and shall include any regulations or other subordinate legislation made under it.

2.	COMMENCEMENT AND TITLE

The Plan shall commence on the Commencement Date and shall be known as The Marex Group Limited Employee Share Plan.

3.	GRANT OF AWARDS

3.1

The Board may from time to time grant an Award upon the terms set out in this Plan and such other terms as the Board may in its absolute discretion determine to such Eligible Employees. No individual shall be entitled as of right to participate in the Plan.

3.2	An Award shall consist of a right for the Participant to receive Shares at nil cost.

3.3

The Board shall grant Awards by deed or in such form as the Board shall decide. A Participant who is granted an Award shall, as soon as reasonably practicable following the Date of Grant, be issued with a certificate setting out the terms of the Award.

3.4	The grant of an Award shall not be effective unless whichever of the following two conditions as specified by the Board at the time of grant is satisfied within one month after the Date of Grant:

(a)

the first condition is that the Participant shall have entered into an agreement under which his Employing Company may recover from him, in such manner as is set out in Rule 9, all or any part of its liability for Employer’s NICs on the exercise of that Award or on the issue or transfer of Shares pursuant to that exercise;

(b)	the second condition is that:

(A)

the Participant shall have entered into a form of joint election, in such form as determined by the Board and approved in advance by the Board of HM Revenue & Customs, for the transfer to the Participant of the whole or any part of the Employer’s NICs due on the exercise of that Award or on the issue or transfer of Shares pursuant to that exercise; and

(B)	the arrangements made in that election for securing that the Participant will meet the liability transferred to him have been approved in advance by the Board of HM Revenue & Customs;

and, in the event that the specified condition is satisfied within the specified period, the Award shall be deemed to have been granted on the date on the Date of Grant and, in the event that the specified condition is not satisfied within the specified period, the grant of the Award under Rule 3 shall be deemed not to have occurred.

3.5

The Board may, in its absolute discretion, grant to a Participant at any time the right to receive an amount in cash or Shares equal to or calculated by reference to the value of any dividends paid in respect of any Vested Shares subject to an Award prior to the exercise of such Award.

4.	LIMITS

4.1	The maximum number of Shares subject to an Award which may be granted to an Eligible Employee in relation to any Financial Year shall be determined by the Board and notified to Eligible Employees.

4.2	In any Financial Year, the maximum number of Shares available for Awards to be granted in relation to that Financial Year shall be determined by the Board.

5.	ASSIGNMENT AND TRANSFER

An Award may not be transferred, charged, pledged, mortgaged or encumbered in any way whatsoever by a Participant or his personal representative(s) unless permitted by the Board. In the event of any breach or purported breach of this Rule, an Award shall lapse forthwith. This Rule 5 shall not prevent an Award from vesting in the personal representative(s) of a deceased Participant in accordance with the Rules.

6.	VESTING AND LAPSE

6.1

The Shares subject to a Subsisting Award shall vest as to one-third on each of the first, second and third anniversaries of the Date of Grant or such other date as the Board may in its discretion determine at or prior to the Date of Grant and shall become Vested Shares.

(a)

A Subsisting Award, whenever granted shall lapse and cease to be exercisable in relation to any Vested Shares following the expiry of the period for exercise as may be specified in accordance with Rule 7.1.

6.2	A Subsisting Award, whenever granted, shall lapse in relation any Unvested Shares upon the earliest to occur of the following:

(a)	the date on which the Participant ceases to hold Employment for any reason whatsoever;

(b)	the date upon which the Participant is adjudicated bankrupt;

(c)	any breach or purported breach of Rule 5 by the Participant; and

(d)	the first to expire of any of the periods mentioned in Rules 7 and 11 unless the Board in its absolute discretion determines otherwise.

7.	EXERCISE OF AWARDS

7.1	In the event of a Sale (or a proposed Sale) of the Company:

(a)

the Company shall notify Participants of such Sale (or proposed Sale), and an Award may be exercised in respect of any Vested Shares within the period of 14 days of the date of such notification or, in the event of a proposed Sale, an Award may be exercised during such other period as determined by the Board and specified in the notification provided that:

(i)	such period shall not commence more than 14 days prior to the proposed date of the Sale; and

(ii)	the exercise of an Award shall not take effect unless and until:

(A)

a Participant has validly provided, in such form as the Board may from time to time determine, a Power of Attorney authorising a director of the Company to sell the Shares acquired by the Participant on the exercise of an Award on the Participant’s behalf under the terms of the Sale and to take all steps necessary and to execute any documents required in respect of the sale of the Participant’s Shares; and

(B)	the Participant enters into a Section 431 Election and/or any other agreement as may be required by the Company; and

(b)	any Unvested Shares shall lapse on the Sale unless the Board in its absolute discretion determines otherwise.

7.2	In the event of an IPO:

(a)

the Company shall notify Participants of the proposed IPO and a Subsisting Award may be exercised in respect of any Vested Shares on or following the IPO and, where permitted by the Board, conditionally on the IPO; and

(b)	any Unvested Shares shall continue to vest in accordance with Rule 6.1 and a Subsisting Award may be exercised following the date on which Unvested Shares become Vested Shares.

8.	MANNER OF EXERCISE OF AWARDS

An Award shall be exercised by the Participant lodging with the Secretary of the Company at its registered office (or otherwise as may be notified to Participants from time to time):

(a)	an Award certificate in respect of the Award to be exercised; and

(b)	a notice of exercise in such form as the Board may from time to time prescribe,

provided that the exercise of an Award shall not take effect unless and until, if required by the Company, the Participant enters into a Section 431 Election and/or any other agreement as may be required by the Company.

9.	TAX WITHHOLDING

The Company and/or the Employing Company of a Participant shall have the right, prior to the delivery of the Shares otherwise deliverable to him following the exercise of an Award or prior to the payment of any cash amount in connection with an Award:

(a)	to require the Participant to remit to or at the direction of his Employing Company an amount sufficient to satisfy the Tax Liability; and/or

(b)

to reduce the number of Shares otherwise deliverable to the Participant by an amount equal in value to the amount of the Tax Liability or sell a sufficient number of the Shares on behalf of the Participant to realise sale proceeds equivalent to the Tax Liability and remit such amount to or at the direction of his Employing Company or the Trustee in satisfaction of the liability; and/or

(c)	to deduct the amount of the Tax Liability from cash payments otherwise to be made to the Participant.

9.2	The Board may make such arrangements and determinations in this regard, consistent with the Rules, as it may in its absolute discretion consider to be appropriate.

10.	SATISFACTION OF AWARDS

10.1

Subject to the obtaining of any necessary consents from H.M. Treasury, the Bank of England or other competent authority and to the terms of any such consent and subject to Rule 8, the Board shall, within 30 days of the exercise of an Award, cause the Company to allot and issue or procure the transfer of the Vested Shares subject to an Award to the Participant and, in the case of certificated shares, send or cause to be sent to the Participant a share certificate for those Shares.

10.2

Shares issued or transferred pursuant to the exercise of an Award will rank pari passu in all respects with Shares then already in issue except that they will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of exercise.

11.	TAKEOVERS AND LIQUIDATIONS

11.1	If any person obtains Control of the Company by any means, including as a result of making:

(a)

a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)	a general offer to acquire all the shares in the Company which are of the same class as the Shares,

then a Subsisting Award:

(i)

may be exercised in respect of any Vested Shares within one month of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied; and

(ii)	shall lapse in respect of any Unvested Shares unless the Board in its absolute discretion determines otherwise.

11.2	If the Court sanctions a compromise or arrangement under section 425 of the Companies Act 1985 in respect of the Company, otherwise than pursuant to an Internal Reorganisation any Subsisting Award:

(a)	may be exercised in respect of any Vested Shares within one month of the Court sanctioning the compromise or arrangement; and

(b)	shall lapse in respect of any Unvested Shares unless the Board in its absolute discretion determines otherwise.

11.3	If any person becomes bound or entitled to acquire shares in the Company under Chapter 3 of Part 28 of the Companies Act 2006 any Subsisting Award:

(a)	may be exercised in respect of any Vested Shares at any time when that person remains so bound or entitled; and

(b)	shall lapse in respect of any Unvested Shares unless the Board in its absolute discretion determines otherwise.

11.4	If the Company passes a resolution for voluntary winding-up, any Subsisting Award:

(a)	may be exercised in respect of any Vested Shares within six months of the passing of the resolution; and

(b)	shall lapse in respect of any Unvested Shares unless the Board in its absolute discretion determines otherwise.

11.5	For the purposes of this Rule 11, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

11.6	The exercise of an Award pursuant to the preceding provisions of this Rule 11 shall be subject to the provisions of Rule 8.

12.	CAPITAL REORGANISATION

12.1

In the event of any variation in the ordinary share capital of the Company by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital, or otherwise, then the number and the nominal value of Shares subject to any Subsisting Awards and, where an Award has been exercised but, as at the date of the variation of capital referred to above, no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred, may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate.

12.2

The Board shall notify Participants in such manner as it thinks fit of any adjustment made under Rule 12.1 and may call in, cancel, endorse, issue or re-issue any Award Certificate as a result of any such adjustment.

13.	EMPLOYMENT RIGHTS

13.1

This Plan shall not form part of any contract of employment between any Member of the Group and any officer or employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Member of the Group shall not be affected by his participation in the Plan or any right which he may have to participate therein.

13.2	Participation in the Plan shall be on the express condition that:

(a)

neither it nor cessation of participation shall afford any individual under the terms of his office or employment with any Member of the Group any additional or other rights to compensation or damages; and

(b)

no damages or compensation shall be payable in consequence of the termination of such office or employment (whether or not in circumstances giving rise to a claim for wrongful or unfair dismissal) or for any other reason whatsoever to compensate him for the loss of any rights the Participant would otherwise have had (actual or prospective) under the Plan howsoever arising but for such termination; and

(c)	the Participant shall be deemed irrevocably to have waived any such rights to which he may otherwise have been entitled.

13.3

No individual shall have any claim against a Member of the Group arising out of his not being admitted to participation in the Plan which (for the avoidance of all, if any, doubt) is entirely within the discretion of the Board.

13.4

No Participant shall be entitled to claim compensation from any Member of the Group in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Award held by him consequent upon the lapse for any reason of any Award held by him or otherwise in connection with the Plan and each Member of the Group shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Award or Participant.

14.	ADMINISTRATION AND AMENDMENT

14.1

The Plan shall be administered under the direction of the Board which may at any time and from time to time by resolution and without other formality delete, amend or add to the Rules of the Plan in any respect provided that no deletion, amendment or addition shall operate to affect adversely in any way any rights already acquired by a Participant under the Plan without the approval of the majority of the affected Participants first having been obtained.

14.2

Notwithstanding anything to the contrary contained in these Rules, the Board may at any time by resolution and without further formality establish further plans to apply in overseas territories governed by rules similar to these Rules but modified to take account of local tax, exchange control or securities laws, regulation or practice provided that any Shares made available under any such scheme shall be treated as counting against any limits on overall or individual participation in the Plan.

14.3

The Board’s decision on any matter relating to the interpretation of the Rules and any other matters concerning the Plan (including the rectification of errors or mistakes of procedure or otherwise) shall be final and binding.

14.4	Any notice or other communication under or in connection with the Plan may be given:

(a)

by the Company to an Eligible Employee or Participant either personally or sent to him at his place of work by electronic mail or by post addressed to the address last known to the Company (including any address supplied by the relevant Participating Company or any Subsidiary) or sent through the Company’s internal postal service; and

(b)	to the Company or the Trustees, either personally or by post to the Secretary.

Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

14.5

The Company shall bear the costs of setting up and administering the Plan. However, the Company may require any Participating Company to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Participating Company’s officers or employees.

14.6	The Company shall maintain all necessary books of account and records relating to the Plan.

14.7

The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, in so far as such document is required to be executed pursuant hereto.

14.8	The Company may send copies to Participants of any notice or document sent by the Company to the holders of Shares.

14.9	If any Award Certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

14.10

The Company and any member of the Group may provide money to the Trustees or any other person to enable them to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes, to the extent permitted under section 153 of the Companies Act 1985.

15.	EXCLUSION OF THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Plan nor to any Shares nor to any Award granted under the Plan and no person other than the parties to a Award or to the arrangements for the holding of Shares shall have any rights under it or them nor shall it or they be enforceable under that Act by any person other than the parties to that award or those arrangements.

16.	TERMINATION

The Plan may be terminated at any time by a resolution of the Board. On termination, no further Awards shall be granted but such termination shall not affect the subsisting rights of Participants.

17.	GOVERNING LAW

These Rules shall be governed by and construed in accordance with English law.